UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ____)

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[     ]   Soliciting Material under §240.14a-12

                                              AMREP CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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AMREP CORPORATION

(An Oklahoma corporation)

NOTICE OF 2011 ANNUAL MEETING OF SHAREHOLDERS

September 14, 2011

NOTICE IS HEREBY GIVEN that the 2011 Annual Meeting of Shareholders of AMREP Corporation (the “Company”) will be held at the Conference Center at Normandy Farm, Route 202 and Morris Road, Blue Bell, Pennsylvania on September 14, 2011 at 9:00 A.M. for the following purposes:

(1)           To elect two directors in Class III to hold office until the 2014 Annual Meeting and until their successors are elected and qualified; and

(2)           To consider and act upon such other business as may properly come before the meeting.

In accordance with the By-Laws, the Board of Directors has fixed the close of business on August 1, 2011 as the record date for the determination of shareholders of the Company entitled to notice of and to vote at the meeting and any continuation or adjournment thereof.  The list of such shareholders will be available for inspection by shareholders during the ten days prior to the meeting at the offices of the Company, 300 Alexander Park, Suite 204, Princeton, New Jersey.

Whether or not you expect to be present at the meeting, please mark, date and sign the enclosed proxy and return it to the Company in the self-addressed envelope enclosed for that purpose.  The proxy is revocable and will not affect your right to vote in person in the event you attend the meeting.

By Order of the Board of Directors

Irving Needleman, Secretary

Dated:	August 12, 2011
Princeton, New Jersey

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting To Be Held On September 14, 2011

The Proxy Statement and Annual Report to Shareholders
are available at http://www.cfpproxy.com/6674

Upon the written request of any shareholder of the Company, the Company will provide to such shareholder a copy of the Company’s annual report on Form 10-K for fiscal 2011, including the financial statements, filed with the Securities and Exchange Commission.  Any request should be directed to Irving Needleman, Secretary, AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540.  There will be no charge for such report unless one or more exhibits thereto are requested, in which case the Company’s reasonable expenses of furnishing exhibits may be charged.

AMREP CORPORATION

300 Alexander Park, Suite 204

Princeton, New Jersey  08540
_________________________

PROXY STATEMENT
__________________________

ANNUAL MEETING OF SHAREHOLDERS

To be Held at 9:00 A.M. on September 14, 2011

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of AMREP Corporation (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held on September 14, 2011, and at any continuation or adjournment thereof (the “Annual Meeting”).  The Annual Meeting will be held at the Conference Center at Normandy Farm located at Route 202 and Morris Road, Blue Bell, Pennsylvania.

The Annual Report of the Company on Form 10-K for the fiscal year ended April 30, 2011 filed on July 21, 2011 with the Securities and Exchange Commission is included in this mailing but does not constitute a part of the proxy solicitation material.  This Proxy Statement and the accompanying Notice of 2011 Annual Meeting of Shareholders and proxy card are first being sent to shareholders on or about August 16, 2011.

Information Concerning the Annual Meeting

What will be voted on at the Annual Meeting?

The Board is divided into three classes with the term of each class ending at the third Annual Meeting following its election.  At this Annual Meeting, shareholders will vote on the election of two nominees to serve on the Board as Class III directors until the 2014 Annual Meeting.

How does the Board recommend I vote on the proposal?

The Board recommends that you vote “FOR” each of the nominees named in this Proxy Statement.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record as of the close of business on August 1, 2011, the date fixed by the Board in accordance with the Company’s By-Laws, are entitled to notice of and to vote at the Annual Meeting.

If I have given a proxy, how do I revoke that proxy?

Anyone giving a proxy may revoke it at any time before it is exercised by giving the Secretary of the Company written notice of the revocation, by submitting a proxy bearing a later date or by attending the Annual Meeting and voting.

How will my proxy be voted?

All properly executed, unrevoked proxies in the enclosed form that are received in time will be voted in accordance with the shareholders’ directions and, unless contrary directions are given, will be voted for the election as directors of the nominees named in this Proxy Statement.

How many votes are needed to elect directors?

The two nominees receiving the highest number of “FOR” votes will be elected as directors.  This is referred to as a plurality.

What if a nominee is unwilling or unable to serve?

This is not expected to occur but, in the event that it does, proxies will be voted for a substitute nominee designated by the Board or, in the discretion of the Board, the position may be left vacant.

How will abstentions and broker non-votes affect the voting?

Abstentions and broker non-votes have no effect on the voting for election of directors.  Under the rules that govern brokers, uncontested elections of directors had previously been considered routine matters, and brokers or nominees who held stock in “street name” could vote the shares without instructions from their clients.  These rules, however, have been amended, and now, if a beneficial owner’s shares are represented at the meeting but the broker or other nominee for those shares does not have instructions on how to vote in the uncontested director election a broker non-vote of those shares will occur.  If you hold your shares in “street name,” you must cast your vote or instruct your nominee or broker to do so if you want your vote to count in the election of directors.

How many shares can be voted at the Annual Meeting?

As of August 1, 2011, the Company had issued and outstanding 5,996,212 shares of Common Stock, par value $.10 per share.  Each share of Common Stock is entitled to one vote on matters to come before the Annual Meeting.

How many votes will I be entitled to cast at the Annual Meeting?

You will be entitled to cast one vote for each share of Common Stock you held at the close of business on August 1, 2011, the record date for the Annual Meeting, as shown on the list of shareholders at that date prepared by the Company’s transfer agent for the Common Stock.

What is a “quorum?”

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock of the Company authorized to vote will constitute a quorum for the transaction of business at the Annual Meeting.  Abstentions and broker non-votes will be counted in determining whether a quorum is present at the Annual Meeting.  Broker non-votes at the meeting are not considered likely as brokers and nominees who do not receive voting instructions from their beneficial owners on the one matter scheduled for consideration are not expected to have the shares they hold for such owners represented at the meeting.

Who may attend the Annual Meeting?

All shareholders of the Company who owned shares of record at the close of business on August 1, 2011 may attend the Annual Meeting.  If you want to vote in person and you hold Common Stock in street name (i.e., your shares are held in the name of a brokerage firm, bank or other nominee), you must obtain a proxy card issued in your name from the firm that holds your shares and bring that proxy card to the Annual Meeting, together with a copy of a statement from that firm reflecting your share ownership as of the record date and valid identification.  If you hold your shares in street name and want to attend the Annual Meeting but not vote in person, you must bring to the Annual Meeting a copy of a statement from the firm that holds your shares reflecting your share ownership as of the record date and valid identification.

COMMON STOCK OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the following table is information concerning the ownership of the Common Stock of the Company by the persons who, to the knowledge of the Company, own beneficially more than 5% of the outstanding shares.  The table also sets forth the same information concerning beneficial ownership for each director of the Company, each current executive officer of the Company, and all directors and current executive officers of the Company as a group.  Unless otherwise indicated, (i) reported ownership is as of August 1, 2011, and (ii) the Company understands that the beneficial owners have sole voting and investment power with respect to the shares beneficially owned by them.  In the case of directors and executive officers, the information below has been provided by such persons at the request of the Company.

Beneficial Owner	Shares Owned Beneficially		% of Class
Nicholas G. Karabots (Director) P.O. Box 736 Fort Washington, PA 19034	3,459,906	(1)	57.7
Albert V. Russo (Director) Lena Russo, Clifton Russo, Lawrence Russo c/o American Simlex Company 401 Broadway New York, NY 10013	1,116,540	(2)	18.6
Robert E. Robotti, et al	489,876	(3)	8.2
Other Directors and Executive Officers
Edward B. Cloues, II	2,500		*
Lonnie A. Coombs	3,000		*
Michael P. Duloc	2,500	(4)	*
Theodore J. Gaasche	-		-
Peter M. Pizza	-		-
Irving Needleman	-		-
Samuel N. Seidman	13,500		*
Jonathan B. Weller	1,500		*
Directors and Current Executive Officers as a Group (10 persons)	4,599,446	(1),(2),(4)	76.7
_____________________________
*           Indicates less than 1%.

(1)
Includes 368,028 shares owned by The Karabots Foundation, a private non-profit corporation founded by Mr. Karabots and of which he is the President, Foundation Manager and one of two directors.  Mr. Karabots disclaims beneficial ownership of the shares owned by The Karabots Foundation.

(2)
Albert V. Russo, Lena Russo, Clifton Russo and Lawrence Russo have reported that they share voting power as to these shares and that each of them has sole dispositive power as to the following numbers of such shares representing the indicated percentages of the outstanding Common Stock:  Albert V. Russo – 663,741 (11.1%); Lena Russo – 33,740 (0.6%); Clifton Russo – 237,617 (4.0%); and Lawrence Russo – 181,442 (3.0%).

(3)
The following table sets forth information regarding the beneficial ownership of Common Stock of the Company by Robert E. Robotti, Robotti & Company, Incorporated (“R&CoI”), Robotti & Company, LLC (“R&CoL”) and Robotti & Company Advisors, LLC (“R&CoA”), all of 110 East 42nd Street, New York, NY 11017-8535, Kenneth R. Wasiak of 515 Madison Avenue, New York, NY 10022 and Ravenswood Management Company, L.L.C. (“RMC”), The Ravenswood Investment Company, L.P. (“RIC”) and Ravenswood Investments III, L.P., (“RI”), all of 104 Gloucester Road, Massapequa, NY 11758.  The information in the table is derived from Amendment 1 filed September 27, 2010 to the Schedule 13D filed jointly by these persons with the Securities and Exchange Commission on October 26, 2007.

Beneficial Owner	Shares Owned Beneficially	% of Class (a)
Robert E. Robotti (b),(c),(d),(e)	489,876	8.2
R&CoI (b),(c)	364,396	6.1
R&CoL (b)	6,650	*
R&CoA (c)	357,746	6.0
Kenneth R. Wasiak (d),(e)	125,480	2.1
RMC (d),(e)	125,480	2.1
RIC (d)	88,144	1.5
RI (e)	37,336	*
_____________________________
*	Indicates less than 1%.

(a)	Based upon the number of issued and outstanding shares of Common Stock at August 1, 2011.
(b)	Each of Mr. Robotti and R&CoI share with R&CoL the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 6,650 shares of Common Stock owned by the discretionary customers of R&CoL.
(c)	Each of Mr. Robotti and R&CoI share with R&CoA the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 357,746 shares of Common Stock owned by the advisory clients of R&CoA.
(d)	Each of Messrs. Robotti and Wasiak and RMC share with RIC the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 88,144 shares of Common Stock owned by RIC.
(e)	Each of Messrs. Robotti and Wasiak and RMC share with RI the power to vote or to direct the vote, and share the power to dispose or to direct the disposition, of 54,822 shares of Common Stock owned by RI.
In an institutional investment manager’s report on Form 13F filed by Mr. Robotti with the Securities and Exchange Commission on May 17, 2011, he reported that at March 31, 2011, he had sole voting authority and shared investment discretion over 364,584 shares and sole voting authority and investment discretion over an additional 132,230 shares of Common Stock of the Company.

(4)	Held jointly with Mr. Duloc’s spouse.

ELECTION OF DIRECTORS

The Board is a classified board divided into three classes - Class I, Class II and Class III, each of which now consists of two directors who serve for a term of three years.  A vacancy in Class I was created when James Wall, who had been the Company’s Senior Vice President and a Class I director, retired as of December 31, 2010.  In July 2011, the number of directors comprising Class III, which had been three, was reduced to two when the Board elected Jonathan B. Weller, who had been a Class III

director, to fill the vacancy in Class I.   At this Annual Meeting, two Class III directors will be elected to serve until the 2014 Annual Meeting and until their successors are elected and qualified.

The Board is nominating Nicholas G. Karabots and Albert V. Russo, who are the incumbent Class III directors, for election at the Annual Meeting.  Although the Board does not expect that either of the persons nominated will be unable to serve as a director, should either of them become unavailable for election it is intended that the shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee or nominees selected by the Board or, in the discretion of the Board, the position may be left vacant.

The Board unanimously recommends a vote “FOR” the two Class III nominees.

The following information relates to the nominees of the Board for election and the directors whose terms of office do not expire this year.

Nominees to serve until the 2014 Annual Meeting (Class III):

NICHOLAS G. KARABOTS, age 78, has been a director of the Company since 1993 and currently serves as the Vice Chairman of the Board.  Mr. Karabots is the Chairman of the Board of Directors and Chief Executive Officer of Kappa Media Group, Inc., Spartan Organization, Inc., Jericho National Golf Club, Inc. and other private companies that are primarily engaged in the publishing, printing, recreational sports and real estate businesses, and has held these positions for more than the past five years.  Mr. Karabots brings to the Board his extensive business experience obtained through over 50 years of owning and operating a variety of businesses, including businesses involved in real estate development, printing and publishing.

ALBERT V. RUSSO, age 57, has been a director of the Company since 1996.  Mr. Russo is the Managing Partner of real estate entities Russo Associates and Pioneer Realty and is a Partner of American Simlex Company, a textile exporter, and has held these positions for more than the past five years.  Mr. Russo is also the Managing Partner of 401 Broadway Building, a real estate company which acquired its principal asset in 2006 from a court appointed receiver for 401 Broadway Realty Company, of which he was a general partner, in connection with the resolution of a dispute among the partners.  Mr. Russo has been involved in the ownership and management of commercial real estate for more than 25 years and contributes to the Board his specialized knowledge of the real estate business.

Directors continuing in office until the 2012 Annual Meeting (Class I):

EDWARD B. CLOUES, II, age 63, has been a director of the Company since 1994 and currently serves as the Chairman of the Board.  He also serves as a director of Hillenbrand, Inc. and as a director and Chairman of the Board of each of Penn Virginia Corporation and Penn Virginia Resource GP, LLC, the General Partner of Penn Virginia Resource Partners, L.P.  For more than five years prior to its sale on April 1, 2010, Mr. Cloues was a director, the Chairman of the Board and Chief Executive Officer of K-Tron International, Inc., a material handling equipment manufacturer.  Mr. Cloues has been a law firm partner at a major global law firm where he specialized in mergers and acquisitions and other business law matters.  That experience combined with the experience gained from his former 12 year chief executive position with K-Tron International, Inc., which had been publicly held prior to its sale, has given him a strong background in dealing with complex business transactions and general management issues.  Additionally, he brings to the Board a broad understanding of governance and compensation issues as a result of his service on several other public company boards.

JONATHAN B. WELLER, age 64, has been a director of the Company since 2007.  After his retirement from full-time employment in April 2006, Mr. Weller worked as an Adjunct Lecturer at the Wharton School of the University of Pennsylvania from January 2007 to May 2009.  From June 2004 to April 2006, Mr. Weller was Vice Chairman of Pennsylvania Real Estate Investment Trust, a public national owner, manager and operator of retail properties.  He also served as Pennsylvania Real Estate Investment

Trust’s President and Chief Operating Officer from 1994 to June 2004, and served on its Board of Trustees from 1994 to March 2006.  Mr. Weller is a director of Penn Virginia Resource GP, LLC, the General Partner of Penn Virginia Resource Partners, L.P. (“PVR”) and had been a director of PVG GP, LLC, the General Partner of Penn Virginia GP Holdings, L.P. prior to its merger with PVR.  He also is a member of the Advisory Board of Momentum Real Estate Fund, LLC.  Mr. Weller brings to the Board 36 years of experience in the real estate business as well as experience in dealing with complex financial transactions.  Also, his service on other public company boards enhances the Board’s ability to deal with governance and compensation matters.

Directors continuing in office until the 2013 Annual Meeting (Class II):

LONNIE A. COOMBS, age 63, has been a director of the Company since 2001.  Mr. Coombs is a certified public accountant and provides accounting, tax and business consulting services, and has been engaged in this occupation for more than the past five years with his firm, Lonnie A. Coombs, CPA.  Mr. Coombs brings to the Board the expertise in financial and accounting matters he has accumulated over his almost 40 years as a practicing certified public accountant, and the diverse business knowledge he has gained in dealing through his practice with a broad range of commercial enterprises.

SAMUEL N. SEIDMAN, age 77, has been a director of the Company since 1977.  Mr. Seidman is the President of Seidman & Co., Inc., an economic consulting and investment banking firm that he founded, and also serves as a director, Chairman of the Board, President and Chief Executive Officer of Productivity Technologies Corp., a manufacturer of metal forming and materials handling automation equipment and a wirer of control panels.  He has held these positions for more than the past five years.  He is a former director of InkSure Technologies Inc.  Mr. Seidman provides the Board with his experience as a public company director, having served on a number of boards over the years.  He also has a strong business background both through operating his own economic consulting and investment banking business and having managed several other businesses.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

The Company’s Common Stock is listed on the New York Stock Exchange, and the Company is subject to the Exchange’s Corporate Governance Standards (the “Governance Standards”). The Governance Standards, among other things, generally require a listed company to have independent directors within the meaning of the Governance Standards as a majority of its board of directors and for the board to have a nominating/corporate governance committee and a compensation committee each composed entirely of independent directors.  However, the Company is a “controlled company” within the meaning of the Governance Standards because Nicholas G. Karabots and entities related to him have the power to vote more than a majority of the outstanding Common Stock, and the Governance Standards permit a controlled company to choose not to comply with those requirements.  The Board has chosen not to have a nominating/corporate governance committee. Also, the Board has chosen not to comply with the Governance Standards applicable to compensation committees.  Although the Board has a Compensation and Human Resources Committee, not all of its members are independent directors as would be required by the Governance Standards if the Company were not a controlled company.

Mr. Karabots does not qualify as an independent director under the Governance Standards.  He owns, and he and certain of his family members are executives of, publishers that are customers for the Company’s newsstand distribution and subscription and product fulfillment services for which the payments involved are in amounts greater than permitted under the Governance Standards for a director to be considered independent.  Also, his son-in-law, Michael P. Duloc, is the President and Chief Executive Officer of the Company’s Palm Coast Data LLC and Kable Media Services, Inc. subsidiaries.

Based principally on their responses to questions to these persons regarding the relationships addressed by the Governance Standards and discussions with them, the Board has determined that other than his service as a director, each of Edward B. Cloues, II, Lonnie A. Coombs, Albert V. Russo, Samuel

 N. Seidman and Jonathan B. Weller has no material relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company and, therefore, meets the director independence requirements of the Governance Standards. The Board was informed that Mr. Coombs, who is a certified public accountant, (i) for many years has provided, and expects to continue to provide, business and tax consulting services to certain companies owned by Mr. Karabots, including companies that are customers for the Company’s newsstand distribution and subscription and product fulfillment services, (ii) the revenues from such business and tax consulting services for the Company’s last three fiscal years have accounted for from 8.3% to 5.2% of Mr. Coombs’ professional service revenues over those periods, and (iii) Mr. Coombs is also a director of two private companies controlled by Mr. Karabots.  However, the Board concluded that Mr. Coombs’ relationships with Mr. Karabots and his companies is as an independent contractor, and not as an employee, partner, shareholder or officer, and would not interfere with Mr. Coombs’ independence from the Company’s management.

The nominees for election as directors are selected by the whole Board.  The Board has no charter addressing the director nomination process or any specific qualifications for nominees to meet, and has not adopted a formal policy mandating the consideration of diversity as a factor in selecting and evaluating nominees, or formally defining what diversity means.  The Board considers diversity broadly to include differences of viewpoint, professional experience, and individual characteristics, qualities, and skills that result in varying perspectives among the members of the Board while simultaneously providing skills that complement the full Board such that, as a unit, the Board possesses the appropriate skills and experience to oversee the Company’s business.  The Board has not adopted a formal policy relating to diversity because it believes that diversity is one of many underlying factors that are used in assessing a director candidate’s experience, skills, knowledge of business, management practices, and the perspective that he or she can bring to the Board, and that adopting a formal policy may encourage undue weight being given to one or a few factors, while the remaining factors the Board has historically considered, which also are not formally defined, garner less attention.  Further, the Board believes that a formal policy regarding diversity may not provide it with the flexibility it requires in evaluating each individual candidate and, therefore, may not result in the selection of the best qualified nominees to the Board.  The Board believes that diversity is part of the overall mix of factors it has historically considered, and continues to consider, when identifying and evaluating candidates for election as directors.  If the Board determines in the future to seek any new director, it will consider the qualifications for the position at that time.

The Board will consider candidates for director recommended by shareholders on the same basis as any other proposed nominees.  Any shareholder desiring to propose a candidate for selection as a nominee of the Board for election at the 2012 Annual Meeting may do so by sending a written communication no later than May 1, 2012 to AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary, identifying the proposing shareholder, specifying the number of shares of Common Stock held and stating the name and address of the proposed nominee and the information concerning such person that the regulations of the Securities and Exchange Commission require be included in a proxy statement relating to such person’s proposed election as a director.  Shareholders should recognize that so long as Mr. Karabots remains the Company’s controlling shareholder, his concurrence is necessary for the election by the shareholders of any director.

As required by the Governance Standards, the Board has adopted Corporate Governance Guidelines (the “Guidelines”) that address various matters involving the Board and the conduct of its business.  The Board has also adopted a Code of Business Conduct and Ethics setting forth principles of business conduct applicable to the directors, officers and employees of the Company.  The Guidelines and Code of Business Conduct and Ethics, as well as the charters of the Board’s Audit Committee and Compensation and Human Resources Committee, may be viewed under “Corporate Governance” on the Company’s website at www.amrepcorp.com, and written copies will be provided to any shareholder upon written request to the Company at AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New

 Jersey 08540, Attention: Corporate Secretary.  The Company intends to disclose on its website any amendment to or waiver of any provision of the Code of Business Conduct and Ethics that applies to any of its executive officers, including its principal executive officer and principal financial and accounting officer.

Directors are expected to attend Annual Meetings of Shareholders, and all of the directors attended last year’s Annual Meeting.  The Board held eight meetings during the last fiscal year, and all of the directors attended at least 75% of the total of those meetings and the meetings during such year of the Board Committees of which they were members.  Pursuant to the Guidelines, the Board has established a policy that the non-management directors meet in executive session at least twice per year and that the independent directors also meet in executive session at least twice per year.  Since December 31, 2010, no member of management has been a director.  The Chairman of the Board (currently, Edward B. Cloues, II), if in attendance, will be the presiding director at each such executive session; otherwise, those attending will select a presiding director.

Any shareholder or other interested person wishing to communicate with the Board or any of the directors may send a letter addressed to the member or members of the Board to whom the communication is directed in care of AMREP Corporation, 300 Alexander Park, Suite 204, Princeton, New Jersey 08540, Attention: Corporate Secretary.  All such communications will be forwarded to the specified addressee(s).

The Board has an Executive Committee, which generally has the power of the Board and acts, as needed, between meetings of the Board.  Also, from January 1996 until August 1, 2011, when Theodore J. Gaasche was elected President and Chief Executive Officer of the Company, the Company had no Chief Executive Officer.  During that period, the Executive Committee was charged with the oversight of the Company’s business.  The current members of the Executive Committee are Messrs. Cloues, Karabots and Russo.  Mr. Cloues is Chairman of the Board and of the Executive Committee, and Mr. Karabots is Vice Chairman of the Board and of the Executive Committee.  During the last fiscal year the Executive Committee met one time on a formal basis and frequently on an informal basis.

While it is unusual for a company not to have had a chief executive officer, the Company believes that its former leadership structure was appropriate and worked well for it since, as previously noted, it is a controlled company under the Governance Standards and its two major shareholders are members of the Executive Committee, along with Mr. Cloues who is an experienced former public company chief executive officer.

The Board also has an Audit Committee that operates under a written charter adopted by the Board.  Each member of the Audit Committee is an independent director, as defined by the Governance Standards.  The duties of the Audit Committee include (i) appointing the Company’s independent registered public accounting firm, approving the services to be provided by that firm and its compensation and reviewing that firm’s independence and performance of services, (ii) reviewing the scope and results of the yearly audit by the independent registered public accounting firm, (iii) reviewing the Company’s system of internal controls and procedures, (iv) reviewing with management and the independent registered public accounting firm the Company’s annual and quarterly financial statements, (v) reviewing the Company’s financial reporting and accounting standards and principles, and (vi) overseeing the administration of the Guidelines.  This Committee reports regularly to the Board concerning its activities.  The current members of this Committee are Messrs. Coombs (Chairman), Seidman and Weller, each of whom has been determined by the Board to be an independent director within the meaning of the Governance Standards.  The Board has also determined that Mr. Coombs, who is a certified public accountant, qualifies as an audit committee financial expert within the meaning of Securities and Exchange Commission regulations.  The Audit Committee held seven meetings during the last fiscal year.
In addition to the Audit Committee’s responsibilities set forth above, the Audit Committee has, pursuant to its charter, primary responsibility in the oversight of risks that could affect the Company.  The full Board and its Executive Committee are actively involved in risk oversight and management of risk, with the full Board having ultimate responsibility for the oversight of risks facing the Company and for the management of those risks, but the Audit Committee conducts preliminary evaluations of risk and addresses risk prior to review by the Board of Directors.  The Audit Committee considers and reviews with management, the Company’s internal control processes, and with the Company’s independent registered public accounting firm, the adequacy of the Company’s internal controls, including the processes for identifying significant risks or exposures, and elicits recommendations for the improvement of such procedures where needed.  In addition to the Audit Committee’s role, the full Board is involved in the oversight and administration of risk and risk management practices by overseeing members of senior management in their risk management capacities.  Members of the Company’s senior management have day-to-day responsibility for risk management and establishing risk management practices, and members of management are expected to report matters relating specifically to the Audit Committee directly thereto, and to report all other matters directly to the Executive Committee or the Board as a whole.  Members of the Company’s senior management have an open line of communication to the Executive Committee and the Board and have the discretion to raise issues from time-to-time in any manner they deem appropriate, and management’s reporting on issues relating to risk management typically occurs through direct communication with directors or committee members as matters requiring attention typically arise.

In furtherance of its risk oversight responsibilities, the Board has evaluated the Company's overall compensation policies and practices for its employees to determine whether such policies and practices create incentives that could reasonably be expected to affect the risks faced by the Company and management of that risk, has further assessed whether any risks arising from these policies and practices are reasonably likely to have a material adverse effect on the Company, and has concluded that the risks arising from the Company's policies and practices are not reasonably likely to have a material adverse effect on the Company.

The Board also has a Compensation and Human Resources Committee that operates under a written charter adopted by the Board.  The Compensation and Human Resources Committee is responsible for determining salaries and bonuses for the executives of the Company and its subsidiaries, establishing overall compensation and benefit levels and fixing bonus pools for other employees, and making recommendations to the Board concerning other matters relating to employees and regarding director compensation.  Its charter does not permit its authority to be delegated.  The members of this Committee are Messrs. Cloues, Karabots (Chairman) and Russo, and during the last fiscal year it held four formal meetings and met periodically on an informal basis.

EXECUTIVE OFFICERS

Set forth below is certain information concerning persons who are the current executive officers of the Company.

Theodore J. Gaasche, age 49, is President and Chief Executive Officer of the Company, having been elected to those positions effective August 1, 2011.  Mr. Gaasche had served as the Company’s Vice President - Corporate Development since February 2011.  Also, from 2009 through July 2011 he had been serving as Executive Vice President, Operations of Spartan Organization, Inc., a private company that advises various print, publishing and other portfolio companies owned by Nicholas G. Karabots.  Mr. Gaasche held his prior position with the Company on a less than full-time basis while he also was employed by the Spartan Organization.  For over twenty years until 2008, Mr. Gaasche held positions of increasing responsibility at various divisions of SunGard Data Systems Inc., most recently as the Chief Executive Officer of SunGard Availability Services, a division of SunGard that provides disaster recovery, managed information technology and related services.  The Company anticipates that Mr. Gaasche will continue to provide some services to the Spartan Organization as a member of its Board of Directors but this will not interfere with his full time responsibilities to the Company.

Peter M. Pizza, age 60, has been Vice President and Chief Financial Officer of the Company since 2001 and was Vice President and Controller of the Company from 1997 to 2001.

Irving Needleman, age 74, has been Vice President, General Counsel and Secretary of the Company since November 2006.  From September 2005 to October 2006, he was of counsel to the law firm of McElroy, Deutsch, Mulvaney & Carpenter, LLP and for a number of years prior thereto he was a partner in the law firm of Jacobs Persinger & Parker.

Michael P. Duloc, age 54, was appointed President and Chief Executive Officer of the Company’s Media Services businesses effective August 1, 2011.  The Company’s Media Services businesses consist of subscription fulfillment services performed by Palm Coast Data LLC and newsstand distribution, product fulfillment and specialty packaging services provided by Kable Media Services, Inc. and its subsidiaries.  Since 1993 Mr. Duloc has held various senior executive positions with Media Services companies, including President of Kable Media Services, Inc., since 2007, President of Kable Distribution Services, Inc. since 1996, and President of Kable Fulfillment Services, Inc., a predecessor of Palm Coast Data LLC, from 2000 until January 2007.

COMPENSATION OF EXECUTIVE OFFICERS

Determining the compensation of the Company’s executive officers is the responsibility of the Compensation and Human Resources Committee (the “Compensation Committee”) of the Board.  The Compensation Committee sets management compensation policies, programs and levels, and continually monitors adherence to the Company’s compensation policy.  The Compensation Committee’s compensation policy is to pay the Company’s executive officers competitively while balancing pay versus performance, and otherwise to be fair and equitable in the administration of compensation.

With respect to salaries, bonuses and other compensation and benefits, the decisions and recommendations of the Compensation Committee are subjective and are not based on any list of specific criteria.  In the past, factors influencing the Compensation Committee’s decisions regarding executive salaries have included the Compensation Committee’s perception of the executive’s performance and any changes in functional responsibility.  In determining the salary to be paid to a particular individual, the Compensation Committee applies these and other criteria, while also using its best judgment of compensation applicable to other executives holding comparable positions both within the Company and at other companies.  The Compensation Committee believes that the compensation earned by each of the Company’s executive officers for fiscal 2011 was reasonable.  Executive officers of the Company do not play a role in determining their compensation.  Neither the Board of Directors nor the Compensation Committee has engaged compensation consultants for the purposes of determining or advising upon executive or director compensation.

The Company provides its executive officers with limited perquisites and other personal benefits that are not otherwise available to all of its employees.  The Company and the Compensation Committee believe the few perquisites and other personal benefits made available to the Company’s executive officers are reasonable and consistent with the Company’s overall compensation program, and better enable the Company to attract and retain employees for key positions.  The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the executive officers.  Certain perquisites may be subject to the approval of the Compensation Committee, depending on the amount and type.  Perquisites and personal benefits are taken into account as part of the total compensation to the named executive officers, and generally include an auto allowance and, in one case, a housing allowance.

Perquisites and other personal benefits for the named executive officers are described in the Summary Compensation Table (and related footnotes) under the heading “All Other Compensation.”

Although the Company has not made any stock option grants to its executive officers since 1995, the Board determined in 2006 that the interests of the Company and its shareholders may be advanced by allowing the Company the flexibility to offer its employees and non-employee directors the opportunity to acquire or increase their ownership interest in the Company by receiving equity grants from the Company.  Accordingly, in 2006 the Board adopted and the shareholders approved the 2006 Equity Compensation Plan (the “Equity Plan”), which authorizes stock-based awards of various kinds to employees covering up to a total of 400,000 shares of the Company’s Common Stock.

The following table contains summary information regarding the compensation of the two most highly compensated persons who were or may be deemed to have been executive officers of the Company at the end of its last fiscal year and of a third highly compensated executive officer who retired during the fiscal year.

Summary Compensation Table

Name and Principal Position	Year(1)	Salary ($)	Bonus ($)	All Other Compensation(2) ($)	Total ($)
MICHAEL P. DULOC President and Chief Executive Officer of the Company’s Kable Media Services, Inc. subsidiary	2011 2010	386,584 376,027	15,000 -	64,032(3) 68,028	465,616 444,045
JOHN F. MENEOUGH(4) President of Palm Coast Data LLC	2011 2010	346,600 346,948	- -	1,594 1,594	348,194 348,542
JAMES WALL(5) Senior Vice President of the Company; Chairman of the Board, President and Chief Executive Officer of the Company’s AMREP Southwest Inc. subsidiary	2011 2010	189,245 283,868	- -	64,492(6) 6,227	253,737 290,095
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(1)	The year references are to the fiscal years ended April 30.
(2)
The amounts reported for 2011 include auto allowances for certain of the named executives and payment of life insurance premiums and, additionally, in the case of Mr. Duloc, other perquisites and personal benefits and, in the case of Mr. Wall, payment for unused vacation and certain post retirement services.

(3)	The amount reported for 2011, in addition to an auto allowance and life insurance premium payment, includes housing expenses of $49,964 and partial reimbursement for club membership dues.
(4)	Mr. Meneough ceased being an officer effective August 1, 2011.
(5)	Mr. Wall retired effective December 31, 2010 but has continued as Chairman of the Board of AMREP Southwest Inc. in a non-executive capacity.
(6)	The amount reported for 2011, in addition to an auto allowance and payment of life insurancepremiums, includes a $43,674 payment for unused vacation and $16,667 in fees earned by Mr.Wall for acting as non-executive Chairman of AMREP Southwest Inc. after his retirement.

Mr. Duloc has been a Company employee since prior to March 1, 2004 and participates in The Retirement Plan for Employees of AMREP Corporation (the “Retirement Plan”), which was amended effective January 1, 1998 to change the Retirement Plan into a cash balance defined benefit plan.  The Retirement Plan was subsequently frozen effective March 1, 2004, so that in the determination of the benefit payable, a participant’s compensation from and after March 1, 2004 is not taken into account.  A participant’s benefit under the amended Retirement Plan is now comprised of the participant’s cash balance as of February 29, 2004, plus interest on the cash balance compounded at the rate of 5% per year, and the participant’s periodic pension benefit under the Retirement Plan as at December 31, 1997 had the participant been at normal retirement age at that date.  Assuming that Mr. Duloc (i) continues to be employed until age 65, and (ii) elects the life annuity form of pension, his annual retirement benefit is estimated to be $11,368.

The Company’s executive officers are not subject to change of control agreements or other arrangements that provide for payments upon termination or a change in control of the Company.  The Compensation Committee retains the discretion to enter into severance agreements with individual executive officers on terms satisfactory to it.

While there are not individual agreements in place, under the terms of the Equity Plan described above, the administrator of the Equity Plan has the discretion to accelerate the vesting of or otherwise remove restrictions on equity awards under the Equity Plan upon a change in control of the Company.  No awards have been made under the Equity Plan.  Even if awards are made in the future, the administrator of the Equity Plan would have a wide range of options to respond to changes in control in the best interests of the Company’s shareholders.

COMPENSATION OF DIRECTORS

Compensation for the non-employee members of the Board is approved by the Board, which considers recommendations for director compensation from the Company’s Compensation and Human Resources Committee.

Each non-employee member of the Board is paid an annual fee of $80,000 in equal quarterly installments and an additional $1,500 for each Board meeting attended in person and $500 for each meeting attended by telephone unless, in the case of a telephonic meeting, the Board determines that the meeting and attendant preparation were so brief that no payment is warranted.  Additionally, the Chairmen of the Audit Committee and the Compensation and Human Resources Committee are each paid an annual fee of $7,500, and each other member of those Committees is paid an annual fee of $5,000, in equal quarterly installments.  Also, in addition to the fees described above, Edward B. Cloues, II is paid an annual fee of $135,000 for his services as Chairman of the Board and of the Executive Committee and a company owned by Nicholas G. Karabots is paid a monthly fee of $10,000 for making him available to act as Vice Chairman of the Board and of the Executive Committee.  A further fee of $20,000 was paid in fiscal 2011 to each of Edward B. Cloues, II, Samuel N. Seidman and Jonathan B. Weller for his services as a member of a special committee of the Board established to deal with a subsequently withdrawn proposal by Nicholas G. Karabots to take the Company private.

-  -

The following table summarizes the compensation earned by the Company’s directors for fiscal 2011:

Name(1)	Fees Earned or Paid in Cash ($)		Total ($)
Edward B. Cloues, II	249,500		249,500
Lonnie A. Coombs	97,000		97,000
Nicholas G. Karabots	217,000	(2)	217,000
Albert V. Russo	93,000		93,000
Samuel N. Seidman	114,500		114,500
Jonathan B. Weller	114,500		114,500
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(1)
James Wall, who was a member of the Board in fiscal 2011 until December 31, 2010, is not included in this table as he was an employee of the Company and received no compensation for his service as a director.

(2)	Includes $120,000 paid to a company owned by Mr. Karabots.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of April 30, 2011 concerning Common Stock of the Company that is issuable under its compensation plans.
Plan Category	(A) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(B) Weighted average exercise price of outstanding options, warrants and rights	(C) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by shareholders	-	-	400,000(1)
Equity compensation plans not approved by shareholders	-	-	-
Total	-	-	400,000
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(1)	Represents shares of Common Stock available for grant under the Equity Plan.

CERTAIN TRANSACTIONS

On August 4, 1993, pursuant to an agreement with Nicholas G. Karabots and two corporations he then owned, the Company, in exchange for 575,593 shares of its Common Stock, acquired various rights to distribute magazines for its distribution business.  Prior to that date Mr. Karabots had no affiliation with the Company.  The distribution rights covered various magazines published by unaffiliated publishers, as well as magazines published by Mr. Karabots’ companies.  Mr. Karabots is a director, Vice Chairman of the Board and of the Executive Committee, Chairman of the Compensation and Human Resources Committee and the father-in-law of Michael P. Duloc, one of the Company’s executive officers.  Mr. Duloc’s spouse, who is Mr. Karabots’ daughter, is an officer at one of Mr. Karabots’ companies to which the Company provides services.  A committee of the Board (the “Independent Committee”), comprised of directors whom the Board finds to be independent of Mr. Karabots, has been established with authority to consider and, if deemed appropriate, to approve new contracts and material modifications to existing contracts between the Company and companies owned or controlled by Mr. Karabots.  The members of the Independent Committee are Messrs. Russo, Seidman and Weller.

The conduct of the Company’s magazine distribution business involves the purchase of magazines from publishing companies, including those owned or controlled by Mr. Karabots, and their resale to wholesalers.  During the fiscal year ended April 30, 2011, the Company distributed magazines published by Mr. Karabots’ companies pursuant to a distribution contract approved by the Independent Committee effective as of July 1, 2008.  The distribution contract was originally scheduled to expire on June 30, 2011 and, in February 2011, with the approval of the Independent Committee, was amended on its existing terms to extend the expiration date to June 30, 2014, with the Company paying $100,000 to Mr. Karabots’ companies upon the execution of the amendment.

Additionally, the Company provides subscription fulfillment services for Mr. Karabots’ publishing companies.  The most recent contract for those services, which was approved by the Independent Committee, has a June 30, 2008 expiration date.  The subscription fulfillment services contract is being continued under its existing terms on a month-to-month basis while the parties engage in negotiations for a renewal.  The terms of any renewal will be subject to the Independent Committee’s approval.  The Company also provides Mr. Karabots’ companies with a limited amount of product fulfillment services.

For its fiscal year ended April 30, 2011, the Company’s revenues from the newsstand distribution and fulfillment services it provided to Mr. Karabots’ companies amounted to approximately $1,942,000, which was approximately 2.0% of the Company’s consolidated revenues for that period.

Consistent with newsstand distribution services industry practice, advance payments for magazine purchases are made by distributors to publishers, including Mr. Karabots’ companies, based upon estimates of the amounts that will be due to them from the sales of their publications to the buying public.  If the actual sales are less than estimated, overadvances will result, which the publishers are obligated to repay promptly, without interest.  The total overadvance from the Company to Mr. Karabots’ companies at June 30, 2011 was approximately $94,000, and the highest amount of the overadvance between May 1, 2010 and June 30, 2011 was approximately $363,000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors, officers and holders of more than 10% of its Common Stock to file initial reports of ownership and reports of changes of ownership of the Common Stock with the Securities and Exchange Commission and the New York Stock Exchange.  The related regulations require directors, officers and greater than 10% shareholders to provide copies of all Section 16(a) reports to the Company.

Based solely on a review of the copies of the reports received by the Company and certain written representations from the directors and executive officers, the Company believes that for the fiscal year ended April 30, 2011, all required Section 16(a) reports were filed on a timely basis.

AUDIT-RELATED MATTERS

The consolidated financial statements of the Company and its subsidiaries included in the Annual Report to Shareholders for the fiscal year ended April 30, 2011 have been audited by McGladrey & Pullen, LLP, an independent registered public accounting firm.  No representative of McGladrey & Pullen, LLP is expected to attend the Annual Meeting.  The Audit Committee has not yet approved the retention of an independent registered public accounting firm for fiscal 2012 as the Company customarily makes its selection later in its fiscal year but engages the prior year’s independent registered public accounting firm to perform quarterly reviews pending the current year’s audit engagement.

Audit Committee Report

The Audit Committee has reviewed and discussed the Company’s audited financial statements for fiscal 2011 with management, which has primary responsibility for the financial statements.  McGladrey & Pullen, LLP, as the Company’s independent registered public accountants for fiscal 2011, are responsible for expressing an opinion on the conformity of the Company’s audited financial statements with U.S. generally accepted accounting principles.  The Committee has discussed with McGladrey & Pullen, LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA Professional Standards, Vol. 1. AU section 300), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.  McGladrey & Pullen, LLP has provided to the Committee the written disclosures and the letter required by the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with McGladrey & Pullen, LLP that firm’s independence.  Based on these considerations, the Audit Committee has recommended to the Board that the financial statements audited by McGladrey & Pullen, LLP be included in the Company’s Annual Report on Form 10-K for fiscal 2011.

The foregoing report is provided by the following directors who constitute the Audit Committee:

Lonnie A. Coombs, Chairman

Samuel N. Seidman

Jonathan B. Weller

Audit Fees

The following table sets forth certain information concerning the fees of McGladrey & Pullen, LLP and its affiliate, RSM McGladrey Inc., for the Company’s last two fiscal years.  The reported fees, except the Audit Fees, are amounts billed to the Company in the indicated fiscal years.  The Audit Fees are for services for those fiscal years.

	Fiscal Year Ended April 30,
	2011	2010
Audit Fees (1)...............................……...........................	$193,000	$192,000
Audit-Related Fees (2)...............……..............................	39,782	21,000
Tax Fees (3)......................................…….......................	54,040	41,219
All Other Fees (4).............................……........................	19,200	-
Total...........................................……..................	$306,022	$254,219
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(1)
Includes fees for the audit of the Company’s annual financial statements and reviews of the unaudited financial statements included in the Company’s quarterly reports to the Securities and Exchange Commission on Form 10-Q.

(2)
Consists of fees for the audits of employee benefit plans and, in 2011, an audit under Florida’s Single Audit Act related to Palm Coast Data LLC’s participation in Florida business incentive programs and assisting the Company in responding to a comment letter from the Securities and Exchange Commission regarding the Company’s financial statements.

(3)
Includes fees for tax compliance, tax advice and tax planning.  The services principally involved reviews of the Company’s Federal and certain state income tax returns and research and advice on miscellaneous tax questions and, in 2011, assistance in responding to state income tax audits.

(4)	Consists of fees in connection with the Company’s filing of a registration statement for its Common Stock under the Securities Act of 1933, as amended.

Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit services to be provided by the independent registered public accountants and, separately, all permitted non-audit services to be performed by the independent registered public accountants.

OTHER MATTERS

The Board knows of no matters that will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement.  Should any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

SOLICITATION OF PROXIES

The Company will bear the cost of this solicitation of proxies.  In addition to solicitation of proxies by mail, the Company may reimburse brokers and other nominees for the expense of forwarding proxy materials to the beneficial owners of stock held in their names.  Directors, officers and employees of the Company may solicit proxies on behalf of the Board but will not receive any additional compensation therefor.

SHAREHOLDER PROPOSALS

From time to time, shareholders present proposals that may be proper subjects for inclusion in the Proxy Statement and for consideration at an annual meeting.  Shareholders who intend to present proposals at the 2012 Annual Meeting and who wish to have such proposals included in the Company’s Proxy Statement for the 2012 Annual Meeting must be certain that such proposals are received by the Company’s Secretary at the Company’s executive offices, 300 Alexander Park, Suite 204, Princeton, New Jersey 08450, not later than April 22, 2012.  Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in the Proxy Statement.  For any proposal that is not submitted for inclusion in next year’s Proxy Statement but is, instead, sought to be presented directly at the 2012 Annual Meeting, Securities and Exchange Commission rules permit management to vote proxies in its discretion if the Company does not receive notice of the proposal prior to the close of business on July 10, 2012.

By Order of the Board of Directors

Irving Needleman, Secretary

Dated:  August 12, 2011

X PLEASE MARK VOTE AS IN THIS EXAMPLE

REVOCABLE PROXY
AMREP CORPORATION

SOLICITED BY BOARD OF DIRECTORS FOR 2011 ANNUAL MEETING OF SHAREHOLDERS

THE CONFERENCE CENTER AT NORMANDY FARM
ROUTE 202 AND MORRIS ROAD, BLUE BELL, PENNSYLVANIA
SEPTEMBER 14, 2011, 9:00 A.M. LOCAL TIME

The undersigned hereby appoints Edward B. Cloues, II and Peter M. Pizza, and each of them acting alone, with full power of substitution, proxies to vote the Common Stock of the undersigned at the 2011 Annual Meeting of Shareholders of AMREP Corporation, and any continuation or adjournment thereof, for the election of directors as set forth in the Notice of 2011 Annual Meeting of Shareholders and Proxy Statement of the Board of Directors, and upon all other matters which come before said meeting or any continuation or adjournment thereof.

Please be sure to date and sign this proxy card in the box below.

Date

Sign above

	For	With-hold	For All Except
1. The Election of two (2) Directors.	☐	☐	☐

The election as directors of all nominees listed below (except as marked to the contrary):

Nominees
01 Nicholas G. Karabots
02 Albert V. Russo

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

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A vote FOR ITEM 1 is recommended by the Board of Directors.

Receipt of the Notice of 2011 Annual Meeting of Shareholders and accompanying Proxy Statement of the Board of Directors is acknowledged.

Unless otherwise specified, this proxy will be voted FOR the election of directors as set forth in the Proxy Statement.

Detach above card, sign, date and mail in postage paid envelope provided.

AMREP CORPORATION

PLEASE ACT PROMPTLY

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please sign exactly as your name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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